EXHIBIT 99.1

ChinaNet Online Holdings Reports Third Quarter 2013 Financial Results

Projects $30 Million Revenue and $1.2 Million Net Income for Full Year 2013

Management to Host Earnings Conference Call on Wednesday, November 20th at 8:30 a.m. ET

BEIJING, Nov. 19, 2013 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (Nasdaq:CNET) ("ChinaNet" or the "Company"), a leading B2B (business to business) Internet technology company providing online-to-offline ("O2O") sales channel expansion services for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking services for entrepreneurs in the People's Republic of China, today announced financial results for the third quarter of 2013.

Summary Financials

Third Quarter 2013 Results (USD) (Unaudited)
	Q3 2013	Q3 2012	CHANGE
Sales	$7.5 million	$10.3 million	-27%
Gross Profit	$4.1 million	$4.1 million	--
Gross Margin	55.0%	40.1%	+37%
Net Income Attributable to Common Stockholders	$1.2 million	$1.2 million	-5%
EPS (Diluted)	$0.05	$0.05	--

Third quarter 2013 Financial Results

Revenues for the three months ended September 30, 2013 were $7.5 million compared to $10.3 million for the three months ended September 30, 2012, representing a 27% decrease. Low margin TV advertising fell by $2.7 million, or 83%, accounting for the majority of the year-over-year revenue decline. Internet advertising revenues increased by 7% to $6.1 million.

Mr. George Chu, Chief Operating Officer of the Company stated, "We generated solid growth in our operating cash flows so far this year. While our customers remain cautious with their spending, we were able to increase our internet advertising revenues 7% in the third quarter. We continue to invest in new services and technologies that will further improve our competitive position."

Third quarter 2013 Revenue Breakdown by Business Unit (USD in thousands)
	Q3 2013%		Q3 2012%		% Change
Internet Advertisement	$6,071	80%	$5,650	55%	+7%
TV Advertisement	$560	8%	$3,238	32%	-83%
Bank Kiosk	$71	1%	$72	1%	--
Brand Mgmt. & Sales Channel Building	$779	10%	$1,327	13%	-41%

Revenue from internet advertisements for the three months ended September 30, 2013 increased by 7% to $6.1 million compared to the same period a year ago. TV advertising revenues fell to $0.6 million in the third quarter of 2013 from $3.3 million in the same period in 2012 as the Company had significantly higher TV advertising activity in the third quarter of 2012 related to the launch of its entrepreneurial reality show and the promotion of its entrepreneurial website, 28.com and Chuangye.com. Brand management and sales channel building revenues fell by approximately $0.5 million as a result of lower spending by customers in reaction to the slowing Chinese economy.

Gross profit for the three months ended September 30, 2013 was $4.1 million, essentially unchanged from the third quarter of 2012. Gross margin was 55%, up significantly from 40.1% in the third quarter of 2012. Gross margins improved due to increased contribution from higher margin internet advertising revenues and an improvement in TV advertising margins.

Operating expenses for the three months ended September 30, 2013 were approximately $2.7 million, up 21% compared to $2.3 million in the same period in 2012. The Company increased research and development expenses by 62% to support new product investments. Selling expenses fell by 4% to $0.6 million in the third quarter of 2013.

The Company recorded $1.4 million of operating income in the three months ended September 30, 2013 compared to $1.9 million in the same period one year ago.

Net income attributable to common stockholders for the three months ended September 30, 2013 was $1.2 million and earnings per share was $0.05 for the third quarter of 2013 and 2012.

First Nine months 2013 Results (USD) (Unaudited)
	YTD 2013	YTD 2012	CHANGE
Sales	$23.4 million	$38.3 million	-39%
Gross Profit	$10.3 million	$10.3 million	--
Gross Margin	44.0%	26.8%	+64%
Net Income/(Loss) Attributable to Common Stockholders	$1.6 million	$1.7 million	-7%
EPS (Diluted)	$0.07	$0.08	-13%

Revenue for the nine months ended September 30, 2013 was $23.4 million compared to $38.3 million in the corresponding period a year ago. Internet advertising, TV advertising, and brand management and sales channel building revenues were $15.3 million, $5.7 million, and $2.2 million in the first nine months of 2013, respectively.

Gross profit and gross margin for the first nine months of 2013 were $10.3 million and 44% compared to $10.3 million and 26.8%, respectively, in the same period a year ago.

Operating expenses increased by 10% to $8.2 million in the first nine months of 2013. ChinaNet generated $2.1 million in operating income, down 25% from $2.8 million in the first nine months of 2012.

Net income attributable to ChinaNet common stockholders and net income per share were $1.6 million and $0.07 in the first nine months of 2013. The weighted average diluted shares outstanding was essentially flat year-over-year at 22.3 million shares.

Balance Sheet and Cash Flow

The Company had $4.9 million in cash and cash equivalents as of September 30, 2013, compared to $5.5 million as of December 31, 2012, working capital of $24.6 million, compared to $25.2 million as of December 31, 2012, and a current ratio of 3.0 to 1, compared 3.5 to 1 as of December 31, 2012. Total shareholders' equity of ChinaNet was $46.8 million at September 30, 2013 compared to $44.2 million at December 31, 2012.

The Company generated approximately $2.8 million of cash flows from operations in the first nine months of 2013 compared to a $2.5 million of cash inflows for the first nine months of 2012.

Guidance for 2013

The Company provides the following guidance for fiscal year 2013.

Revenues: $30 million
Net Income: $1.2 million

Business Updates

ChinaNet hosted its 10-year Anniversary and Customer Sharing Conference ("the Conference") in Zhengjie Palace Hot Spring Hotel in Beijing, China from August 17th to 18th, 2013. The Company secured over $1 million of new contract signings during the 2-day conference. At the Conference, the Company celebrated its achievements over the past decade and introduced the latest services, including "366 value added service platform", to its customers. Over 250 guests and employees participated in the Conference. Executives from ChinaNet's close business partners, such as Baidu, Qihu (360), China Business Journal, Source for Enterprise Group, Skylife Group, and Guangfa Technology Co., Ltd also attended the event.

ChinaNet launched a fall promotional campaign in October 2013 to help entrepreneurs and franchisees securing funding and services for their businesses. The three month campaign attracted hundreds of clients and funders.

The Company continued to establish closer ties with local communities and businesses through various initiatives. In October 2013, ChinaNet began a marketing awareness campaign to help promote Joy Paradise, one of the largest retail shopping centers under construction in Hebei Province. The new state-of-the-art complex will house close to 300 retail and entertainment shops and restaurants – all prospective clients of ChinaNet - when it opens in August 2014. Separately, Company executives met with local government officials from Quanzhou to discuss various cultural and creative projects that could help promote local businesses in Fujian Province.

In early November 2013, ChinaNet's subsidiary Liansuo.com signed an agreement with Beijing Origus Food Co. Ltd. ("Origus") to help them expand their franchise in China and internationally. Origus, a pioneer of the pizza buffet concept in China, has hundreds of locations in more than 20 provinces. Liansuo.com will help Origus promote their brand and attract potential franchise partners.

ChinaNet participated in the inaugural China Franchise Exhibition to be held at the Chengdu Century International Convention Center, located in Chengdu, China from November 14th to 16th, 2013. ChinaNet representatives will network with franchise owners and local government representatives to discuss Liansuo.com and other ChinaNet products and services.

Conference Call

Date: Wednesday, November 20, 2013
Time: 8:30 a.m. Eastern Time
Conference Line (U.S.): 1-877-941-4774
International Dial-In: 1-480-629-9760
Conference ID: 4651460
Webcast: http://public.viavid.com/index.php?id=106961

A power point presentation will be available for downloading on the date of the conference call on ChinaNet's corporate website www.chinanet-online.com under Investor Relations-News/Events-Events and Presentations.

Please dial in at least 10 minutes before the call to ensure timely participation.

A playback of the call will be available until 11:59 pm Eastern Time on November 27, 2013. To listen, call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Please use the replay pin number 4651460.

About ChinaNet Online Holdings, Inc.

ChinaNet Online Holdings, Inc., a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI, is a leading business to business Internet technology company focusing on providing online-to-offline sales channel expansion services for small and medium-sized enterprises and entrepreneurial management and networking services for entrepreneurs in China. Founded in 2003 and based in Beijing, PRC, the Company's services include its 28.com portal to connect SME franchisors with new franchisees, Internet advertising and marketing with other value-added communication channels, brand management and sales channel solutions, and cloud-computing based management tools, expected to be officially commercialized in 2013. Website: http://www.chinanet-online.com.

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for number of shares and per share data)

	September 30,	December 31,
	2013	2012
	(US $)	(US $)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,933	$5,483
Term deposit	3,446	3,357
Accounts receivable, net	10,772	8,486
Other receivables, net	2,285	3,103
Prepayment and deposit to suppliers	15,115	14,596
Due from related parties	443	210
Other current assets	47	136
Deferred tax assets-current	35	50
Total current assets	37,076	35,421
Investment in and advance to equity investment affiliates	845	959
Property and equipment, net	1,280	1,636
Intangible assets, net	6,559	7,167
Deposit for purchasing of software technology	2,438	--
Goodwill	11,380	11,083
Deferred tax assets-non current	1,220	652
Total Assets	$60,798	$56,918
Liabilities and Equity
Current liabilities:
Short-term bank loan	$813	$ --
Accounts payable	402	110
Advances from customers	1,485	1,065
Accrued payroll and other accruals	833	904
Payable for acquisition	488	1,266
Taxes payable	8,190	6,683
Other payables	263	217
Total current liabilities	12,474	10,245
Long-term liabilities:
Deferred tax liability-non current	1,566	1,689
Long-term borrowing from director	142	139
Total Liabilities	14,182	12,073

Commitments and contingencies

Equity:
ChinaNet Online Holdings, Inc.'s stockholders' equity
Common stock (US$0.001 par value; authorized 50,000,000 shares; issued and outstanding 22,376,540 shares and 22,186,540 shares at September 30, 2013 and December 31, 2012, respectively)

	22	22
Additional paid-in capital	19,860	20,008
Statutory reserves	2,296	2,296
Retained earnings	21,128	19,505
Accumulated other comprehensive income	3,462	2,393
Total ChinaNet Online Holdings, Inc.'s stockholders' equity	46,768	44,224
Noncontrolling interests	(152)	621
Total equity	46,616	44,845

Total Liabilities and Equity	$60,798	$56,918

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(In thousands, except for number of shares and per share data)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2013	2012	2013	2012
	(US $)	(US $)	(US $)	(US $)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales
From unrelated parties	$23,108	$38,232	$7,341	$10,236
From related parties	314	117	140	51
	23,422	38,349	7,481	10,287
Cost of sales	13,123	28,065	3,366	6,163
Gross margin	10,299	10,284	4,115	4,124
Operating expenses
Selling expenses	2,007	2,042	617	640
General and administrative expenses	4,690	4,320	1,544	1,260
Research and development expenses	1,490	1,112	578	356
	8,187	7,474	2,739	2,256
Income from operations	2,112	2,810	1,376	1,868

Other income (expenses)
Interest income	94	123	30	2
Interest expense	(10)	--	(10)	--
Other expenses	(12)	(148)	(10)	(148)
	72	(25)	10	(146)

Income before income tax expense, equity method investments and noncontrolling interests	2,184	2,785	1,386	1,722
Income tax expense	(469)	(196)	(201)	(182)
Income before equity method investments and noncontrolling interests	1,715	2,589	1,185	1,540
Share of losses in equity investment affiliates	(170)	(394)	(45)	(97)
Net income	1,545	2,195	1,140	1,443
Net loss / (income) attributable to noncontrolling interests	78	(446)	19	(223)
Net income attributable to ChinaNet Online Holdings, Inc.	$1,623	$1,749	$1,159	$1,220

Net income	1,545	2,195	1,140	1,443
Foreign currency translation gain	1,076	159	248	(139)
Comprehensive Income	$2,621	$2,354	$1,388	$1,304
Comprehensive loss/ (income) attributable to noncontrolling interests	71	(450)	24	(184)
Comprehensive income attributable to ChinaNet Online Holdings, Inc.	$2,692	$1,904	$1,412	$1,120

Earnings per share
Earnings per common share
Basic	$0.07	$0.08	$0.05	$0.05
Diluted	$0.07	$0.08	$0.05	$0.05
Weighted average number of common shares outstanding:
Basic	22,253,463	22,185,226	22,371,649	22,186,540
Diluted	22,253,463	22,185,226	22,371,649	22,186,540

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2013	2012
	(US $)	(US $)
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$1,545	$2,195
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,252	1,223
Share-based compensation expenses	114	38
Allowances for doubtful debts	1,024	561
Share of losses in equity investment affiliates	170	394
Loss on disposal of property and equipment	--	2
Deferred taxes	(696)	(749)
Changes in operating assets and liabilities
Accounts receivable	(2,269)	(5,712)
Other receivables	101	198
Prepayment and deposit to suppliers	(127)	3,401
Due from related parties	(225)	4
Other current assets	89	34
Accounts payable	284	(172)
Advances from customers	388	111
Accrued payroll and other accruals	(84)	(134)
Due to related parties	--	(162)
Other payables	(67)	25
Taxes payable	1,313	1,210
Net cash provided by operating activities	2,812	2,467

Cash flows from investing activities
Purchases of vehicles and office equipment	(65)	(185)
Deposit for purchasing of software technology	(2,411)	--
Long-term investment in and advance to equity investment affiliates	(32)	--
Project development deposit to a third party	--	(2,450)
Cash effect on deconsolidation of VIEs	--	(15)
Payment for acquisition of VIEs	(1,768)	(1,817)
Net cash used in investing activities	(4,276)	(4,467)

Cash flows from financing activities
Proceeds from short-term bank loan	804	--
Dividend paid to convertible preferred stockholders	--	(5)
Short-term loan borrowed from an equity investment affiliate	--	316
Short-term loan repaid to an equity investment affiliate	--	(537)
Net cash provided by (used in) financing activities	804	(226)

Effect of exchange rate fluctuation on cash and cash equivalents	110	44

Net decrease in cash and cash equivalents	(550)	(2,182)

Cash and cash equivalents at beginning of the period	5,483	10,695
Cash and cash equivalents at end of the period	$4,933	$8,513

Supplemental disclosure of cash flow information

Income taxes paid	$39	$74

Non-cash transactions:
Restricted stock and options granted for future service	$11	$53
CONTACT: MZ North America
         Ted Haberfield, President
         Direct: +1-760-755-2716
         Email: thaberfield@mzgroup.us
         Web: www.mzgroup.us